INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

We consent to the use {incorporation by reference} in this Registration Statement of Nutrafuels, Inc. on Form S-1/A of our report dated September 25, 2013.  We also consent to the reference to us under the heading “Experts” in this registration statement.

MaloneBailey, LLP

www.malone-bailey.com

Houston, Texas

December 24, 2013